ASSIGNMENT OF DEPOSIT ACCOUNT


        This Assignment of Deposit Account is made and entered into as of the 31st day of December, 1996, by VISION HEALTH CARE, INC. (hereinafter Borrower).

   WHEREAS, Borrower has requested a loan from SunTrust Bank, Tampa Bay (hereinafter SunTrust) and SunTrust has agreed to such loan subject to the terms and conditions of the loan documents;

   WHEREAS, the loan will be initially secured by deposit account No. 0106020395250 titled in the name of "SunTrust Bank, Tampa Bay, in Escrow for Vision Health Care, Inc." at SunTrust in the principal amount of $2,500,000.00 (hereinafter Deposit Account);

   WHEREAS, Borrower will thereafter provide to SunTrust Certificate of Deposit, Customer No. 0602068788, Instrument No. 0000988, titled in the name of "Vision Health Care, Inc.," to be issued on January 2, 1997, by SunTrust Bank, Tampa Bay in the original amount of $2,500,000.00, having a current balance of $2,500,000.00, which Certificate of Deposit presently matures on December 31, 1997 (hereinafter Certificate of Deposit); whereupon SunTrust will release the Deposit Account.

   NOW, THEREFORE, for and in consideration of the promises and covenants contained herein, the sufficiency of which is acknowledged by the undersigned, it is agreed as follows:

        1. SunTrust shall make a loan to Borrower in accordance with the terms and conditions of the promissory note, this Assignment and all related loan documents (hereinafter Loan Documents).

        2. Borrower conveys, assigns, pledges and transfers to SunTrust the Deposit Account together with any additions, replacements, substitutions of the Deposit Account and all interest and proceeds thereof whether now existing or at any time hereafter acquired in connection with such Deposit Account. Borrower further agrees from time to time to execute and deliver to SunTrust any and all documents which in the opinion of SunTrust are necessary to maintain said security interest.

        3. On January 2, 1997, Borrower will obtain and deliver to SunTrust the Certificate of Deposit, in return for the release by SunTrust of its lien on the Deposit Account.

        4. In the event of default by Borrower in the performance of the terms and conditions of the Loan Documents, in addition to all other rights and remedies prescribed by the Loan Documents, without notice to Borrower, SunTrust shall have the right, but not the obligation, to liquidate the Deposit Account and apply the proceeds received from the liquidation of the Deposit Account against the loan. The rights and remedies of SunTrust under the Loan Documents in the event of default by Borrower shall be cumulative.

        5.   Borrower warrants that:

             A. There are no restrictions on disposition of the Deposit Account, except in favor of SunTrust.

             B. Except for the interest of SunTrust therein, Borrower is the legal registered owner of the Deposit Account and holds full and absolute beneficial title to the Deposit Account free and clear of all liens, charges, encumbrances and security interests of every kind and nature except as follows: None.

             C. The security interest created hereunder is a first priority lien.

        6. Borrower hereby irrevocably constitutes and appoints SunTrust as Borrower's agent and attorney-in-fact for the purposes of carrying out the provisions of this Assignment and taking any action and executing any interest which SunTrust or Borrower reasonably deems necessary or advisable to accomplish the purposes hereof. The foregoing power of attorney is coupled with an interest and shall be terminated only upon payment in full of the obligation.

        7. This Assignment is security for the loan and all other indebtedness of the Borrower to SunTrust whether now or hereafter existing, whether by way of renewal or modification, or whether primary, secondary, direct or indirect, by endorsement, guaranty or otherwise.

        8. This Assignment shall be binding upon the Borrower, its heirs, personal representatives, successors and assigns and shall inure to the benefit of SunTrust and its successors and assigns.

                                      BORROWER

                                      VISION HEALTH CARE, INC.


                                      By:  /s/ Howard J. Braverman
                                         Howard J. Braverman
                                         Chairman